EXHIBIT 99.2

Mann Steel Products, Inc.

Financial Statements

September 30, 2007 and 2006

Mann Steel Products, Inc.

Table of Contents

September 30, 2007 and 2006

Page
Financial Statements

Balance Sheets	1

Statements of Income	2

Statements of Retained Earnings	3

Statements of Cash Flows	4

Notes to Financial Statements	5-11

Mann Steel Products, Inc.

Balance Sheets

	September 30,
	2007	2006
Assets
Current assets:
Cash	$191,944	$664,309
Accounts receivable	7,074,054	5,282,348
Inventory	413,963	673,369
Prepaid expenses and other current assets	340,131	413,750

Total current assets	8,020,092	7,033,776
Property, plant, equipment and mine development, net	17,275,475	18,335,244
Other noncurrent assets	739,760	482,860

Total assets	$26,035,327	$25,851,880

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2,404,013	$4,650,739
Current portion of asset retirement obligations	1,309,946	—
Accounts payable and accrued expenses	3,600,993	3,168,236

Total current liabilities	7,314,952	7,818,975
Long-term debt, less current portion	5,278,678	6,609,071
Asset retirement obligations, excluding current portion	695,279	1,863,399

Total liabilities	13,288,909	16,291,445

Stockholders’ equity:
Common stock - par value $1; 100 shares authorized, issued and outstanding	100	100
Retained earnings	12,746,318	9,560,335

Total stockholders’ equity	12,746,418	9,560,435

Total liabilities and stockholders’ equity	$26,035,327	$25,851,880

See accompanying notes.

Mann Steel Products, Inc.

Statements of Income

	Nine months ended September 30,
	2007	2006
Sales
Coal sales	$50,635,417	$43,261,529

Expenses:
Cost of sales (exclusive of items shown separately)	40,268,650	33,521,595
Depreciation, depletion, and accretion	2,428,199	1,805,475
General and administrative (exclusive of depreciation)	569,587	480,947

Total operating expenses	43,266,436	35,808,017

Income from operations	7,368,981	7,453,512

Other income (expense):
Interest expense	(509,251)	(614,059)
Interest income	23,830	29,955
Other income	115,686	141,868

Total other income (expense)	(369,735)	(442,236)

Net income	$6,999,246	$7,011,276

See accompanying notes.

Mann Steel Products, Inc.

Statements of Retained Earnings

	Nine months ended September 30,
	2007	2006
Retained earnings, beginning of period	$9,184,072	$5,590,670
Net income for the period	6,999,246	7,011,276
Less: dividends	3,437,000	3,041,611

Retained earnings, end of period	$12,746,318	$9,560,335

See accompanying notes.

Mann Steel Products, Inc.

Statements of Cash Flows

	Nine months ended September 30,
	2007	2006
Operating activities
Net income	$6,999,246	$7,011,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and accretion	2,428,199	1,805,475
Loss on disposal of fixed assets	—	11,145
Decrease (increase) in assets:
Accounts receivable	(2,664,019)	(2,055,265)
Inventory	43,824	(190,054)
Prepaid expenses and other current assets	162,196	35,452
Other noncurrent assets	(81,200)	26,000
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	125,917	(2,025,147)
Settlement of asset retirement obligations	(238,069)	—
Other noncurrent liabilities	—	(45,928)

Net cash provided by operating activities	6,776,094	4,572,954

Investing activities
Proceeds from disposal of equipment	—	37,683
Payments for purchase of fixed assets	(1,539,407)	(6,300,515)
Decrease in notes receivable - shareholder	57,059	3,745

Net cash used in investing activities	(1,482,348)	(6,259,087)

Financing activities
Proceeds from issuance of long-term debt	1,265,000	8,650,551
Principal payments on long-term debt	(3,491,111)	(3,909,310)
Dividends to stockholders	(3,437,000)	(3,041,611)

Net cash provided by (used in) financing activities	(5,663,111)	1,699,630

Net increase (decrease) in cash	(369,365)	13,497
Cash, beginning of period	561,309	650,812

Cash, end of period	$191,944	$664,309

Supplemental cash flow information:
Interest paid	$513,957	$587,971

See accompanying notes.

Mann Steel Products, Inc.

Notes to Financial Statements

1. COMPANY ACTIVITIES

Mann Steel Products, Inc. (the Company) is engaged in the surface mining of coal. The Company’s sales are principally confined to electric utilities and various industrial concerns in the State of Alabama.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses at the date of the financial statements and for the periods then ended. On an on-going basis, management evaluates the estimates used, including those related to workers’ compensation, reclamation and mine closure obligations, and coal reserves. Estimates are based on historical experience, engineering estimates, current conditions, and various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, they have concluded that realization losses, if any, on balances outstanding at year-end will be immaterial.

Inventory

Inventory includes mined and purchased coal available for delivery to customers. Mined coal inventory is valued at the lower of average cost or net realizable value. Mined coal inventory costs include labor, fuel, equipment costs, and operating overhead. Purchased coal inventory is valued at the lower of cost or net realizable value.

Property, plant, equipment and mine development

Property, plant and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which generally range from three to twenty years. Maintenance and repairs are charged to expense as incurred. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

The Company’s coal reserves are controlled either through direct ownership or through leasing arrangements which generally last until the recoverable reserves are depleted. The asset retirement obligation has been recorded as a component of mine development cost. Depletion of reserves and mine development costs is computed using the units-of-production method over the estimated recoverable tons. Costs related to locating coal deposits and determining the extractive feasibility of such deposits are expensed as incurred.

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment indicators are present and the future undiscounted cash flows are less than the carrying value of the assets, the carrying values are reduced to the estimated fair value.

Mann Steel Products, Inc.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prepaid mining royalties

Certain coal leases require minimum or advance payments which are deferred and charged to cost of sales as coal is extracted. At September 30, 2007 and 2006, the Company had prepaid royalties of $156,200 and $117,773, respectively, included in prepaid expenses and other current assets and $325,200 and $128,000, respectively, included in other noncurrent assets.

Reclamation and asset retirement obligations

The Surface Mining Control and Reclamation Act of 1977 and similar state statutes require mine properties to be restored in accordance with specified standards. Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, requires recognition of an asset retirement obligation for eventual reclamation of disturbed acreage remaining after mining has been completed. The Company records a liability for the estimated future cost that a third party would incur to perform the required reclamation and mine closure discounted at the Company’s credit-adjusted risk-free rate. A corresponding increase in the asset carrying value of mine development cost is also recorded. The asset retirement obligation asset is amortized on the units-of production method over the estimated recoverable reserves and the asset retirement liability is accreted to the expected reclamation date at the Company’s credit-adjusted risk-free rate. These expenses are included in depreciation, depletion, amortization, and accretion in the operating expenses section of the income statement.

Revenue recognition

The Company recognizes revenue when title or risk of loss passes to the common carrier or customer. This generally occurs when coal is loaded onto trains or trucks at one of the loading facilities. In most cases, the Company negotiates a specific sales contract with each customer, which specifies a fixed price per ton, premiums and penalties for quality variances, a delivery schedule, and payment terms.

Income taxes

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation for both federal and state income tax purposes. This election requires the individual stockholders to pay personal income taxes on their respective shares of the Company’s taxable income. As a result, the Company does not pay corporate income taxes and no such income tax amounts have been reflected in the accompanying financial statements.

Recent accounting pronouncements

In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 47 (“FIN 47”), ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS, which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. A conditional asset retirement obligation is defined as a legal obligation to perform asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The Company’s adoption of FIN 47 did not result in a change to current practice.

Mann Steel Products, Inc.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

At its March 30, 2005 meeting, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) in Issue No. 04-6, ACCOUNTING FOR STRIPPING COSTS INCURRED DURING PRODUCTION IN THE MINING INDUSTRY. Issue No 04-6 requires that the costs of removing overburden and waste materials to access mineral deposits during the production phase of a mine, commonly referred to as “stripping costs”, be included in the costs of the inventory produced. The Company’s adoption of EITF Issue No. 04-6 did not result in a change to current practice.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

	2007	2006
Prepaid expenses	$183,931	$295,978
Prepaid royalties	156,200	117,773

Total prepaid expenses and other current assets	$340,131	$413,751

4. PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

Property, plant and equipment at September 30 are as follows:

	2007	2006
Equipment	$26,506,831	$25,078,873
Vehicles	711,598	711,371
Land	191,648	191,648
Furniture and fixtures	70,038	74,193
Mine development	1,924,875	1,669,682

Total property, plant, and equipment	29,404,990	27,725,767
Less accumulated depreciation and depletion	12,129,515	9,390,523

Property, plant, equipment and mine development, net	$17,275,475	$18,335,244

Depreciation expense was $1,742,643 and $1,507,316 for the nine months ended September 30, 2007 and 2006, respectively. Depletion expense related to mine development was $588,876 and $217,917 for the nine months ended September 30, 2007 and 2006, respectively.

Mann Steel Products, Inc.

Notes to Financial Statements

5. OTHER NONCURRENT ASSETS

Other noncurrent assets at September 30 are as follows:

	2007	2006
Prepaid royalties	$325,200	$128,000
Land held for timber	243,060	243,060
Deposits	171,500	111,800

Total other noncurrent assets	$739,760	$482,860

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at September 30 are as follows:

	2007	2006
Accounts payable	$3,237,315	$2,767,478
Accrued payroll and related liabilities	201,011	195,451
Excise and personal property taxes payable	131,629	113,206
Accrued interest	31,038	46,173
Other accrued expenses	—	45,928

Total accounts payable and accrued expenses	$3,600,993	$3,168,236

Mann Steel Products, Inc.

Notes to Financial Statements

7. DEBT AND FINANCING ARRANGEMENTS

The following is a summary of long-term debt at September 30:

Description and terms of long-term debt obligations	2007	2006
Various bank notes payable in monthly installments including interest at fixed rates varying from 6.00% to 7.50%, maturing at various dates through 2011, secured by certain equipment and guaranteed by the stockholders.	$5,285,217	$7,937,210
Various financial corporation notes payable in monthly installments including interest at fixed rates varying from 4.68% to 6.97%, maturing at various dates through 2010, secured by certain equipment and vehicles and guaranteed by the stockholders.	2,170,697	1,416,655
Promissory note due to related party (family member of a stockholder), payable in monthly installments of $5,111 plus interest at a variable rate of 2.5% over the LIBOR rate (total of 7.85% at September 30, 2007), maturing December 2008.	81,778	143,111
Promissory notes due to a stockholder, payable in monthly installments including interest at a variable rate of 2.5% over the LIBOR rate (total of 7.85% at September 30, 2007), maturing at various dates through 2008, 50% guaranteed by the other stockholder.	144,999	1,762,834

	7,682,691	11,259,810
Less current portion of long- term debt	2,404,013	4,650,739

Long-term debt	$5,278,678	$6,609,071

Following are maturities of long-term debt:

2009	$2,045,581
2010	2,141,250
2011	995,707
2012	96,140

Total	$5,278,678

Mann Steel Products, Inc.

Notes to Financial Statements

8. ASSET RETIREMENT OBLIGATIONS

The following table describes the changes to the Company’s asset retirement obligations for the nine months ended September 30:

	2007	2006
Obligations at January 1	$2,146,614	$1,783,157
Accretion expense	96,680	80,242
Obligations settled	(238,069)	—

Obligations at September 30	2,005,225	1,863,399
Less current portion of obligation	1,309,946	—

Long-term liability	$695,279	$1,863,399

9. COMMITMENTS

Financial institutions have issued unused letters of credit on the Company’s behalf in the amounts of $7,630,290 and $5,014,117 at September 30, 2007 and 2006, respectively, in favor of the State of Alabama. These letters of credit were obtained in lieu of performance bonds required in connection with the Company’s reclamation obligation. Some of the letters of credit cover certain mining areas under permit even though mining has not yet begun. In consultation with an independent third party engineering firm, the company estimates the total reclamation liability to be $2,005,225 and $1,863,398 at September 30, 2007 and 2006, respectively (refer to note 8).

10. CONCENTRATION OF CREDIT RISK

The Company maintains its cash primarily at one financial institution located in Birmingham, Alabama. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 2007 and 2006, the Company’s uninsured balances totaled $1,171,861 and $1,172,922, respectively. These amounts represent actual account balances held by financial institutions at the end of the period, and unlike the balance reported in the financial statements, they do not take reconciling items such as outstanding checks and deposits in transit into consideration.

11. RETIREMENT PLAN

The Company has a 401(k) profit sharing plan that covers substantially all employees. Contributions to the plan are based on 6% of eligible employee contributions. During the nine months ended September 30, 2007 and 2006, contributions to the plan charged to operations were $61,784 and $64,154, respectively.

Mann Steel Products, Inc.

Notes to Financial Statements

12. MAJOR CUSTOMERS

The Company had sales to three major customers during the nine months ended September 30, 2007 totaling 82% of sales and during the nine months ended September 30, 2006 totaling 76% of sales. Accounts receivable from these customers totaled $4,958,417 and $3,168,117 at September 30, 2007 and 2006, respectively.

13. RELATED PARTY TRANSACTIONS

Certain notes at September 30, 2007 and 2006, are payable to stockholders (note 7).

Interest expense for the nine months ended September 30, 2007 and 2006 includes $27,823 and $147,119, respectively, to the stockholders.

14. LEASE OBLIGATIONS

The Company leases certain mining equipment from various unrelated parties on a month to month basis.

The company leases office space from an unrelated third party. The current lease allows either party to cancel the lease by giving the other party a ninety day written notice before May 31 of the year either party desires to terminate the lease. The lease provides for monthly rent payments of $1,901.

15. SUBSEQUENT EVENT

During June 2007, the Company’s stockholders agreed to sell 100% of the stock of the Company to National Coal Corporation, a Florida corporation, for an amount in excess of book value as of December 31, 2006. The transaction was subject to the satisfactory completion of certain due-diligence procedures and a number of conditions, including, but not limited to, National Coal Corporation obtaining financing to consummate the acquisition, approval by the National Coal Corporation’s Board of Directors, and receipt of required third party consents and approvals.

The aforementioned transaction was consummated on October 19, 2007. In connection with this transaction all corporate debt was paid in full at closing.